Exhibit 99.1

SOLID POWER, INC. ANNOUNCES FULL YEAR 2022 FINANCIAL RESULTS

-	Financial results and business update call scheduled for 5:00 p.m. ET today

LOUISVILLE, Colo., February 28, 2023 – Solid Power, Inc. (Nasdaq: SLDP), a developer of solid state battery technology, today announced its financial results for the full year ended December 31, 2022.

Recent Business Highlights

•	Electrolyte production facility on track to be commissioned in the first quarter of 2023.

•	EV cell production began in fourth quarter, with initial EV cells expected to be delivered to partners in 2023. Deliveries of 20 Ah cells are ongoing.

•	Deepened relationship with BMW through expanded joint development agreement.

•	Secured Department of Energy funding to continue the development of Solid Power’s nickel- and cobalt-free cell.

“I am extremely proud of our team’s hard work and unwavering dedication moving the company forward during 2022,” said Dave Jansen, Interim Chief Executive Officer, President and Chairman of the Board of Solid Power. “Last year was about positioning Solid Power to further advance our electrolyte and cell development. We invested in key operational infrastructure, achieved important development milestones, deepened our relationship with a long-standing partner, and added needed personnel to support our development programs.”

Jansen continued, “2023 will be an important development year for us as we begin scaling production of our electrolyte powder and look to deliver our A-sample EV cells to our joint development partners. Meeting those objectives will better position us to achieve our ultimate goal of becoming a leading supplier of sulfide-based electrolyte material. We remain intently focused on positioning Solid Power to deliver long-term value for our partners, our employees and our shareholders.”

Full Year 2022 Financial Highlights

Revenue was $11.8 million in 2022, up $9.1 million compared to 2021, owing to strong execution under the Company’s joint development agreements and government contracts, as well as additional product sales during 2022.

As expected, operating expenses were higher in 2022 compared with 2021 due to planned investments in product development and the scaling of operations. Operating loss for 2022 was $59.1 million and net loss was $9.6 million, or $0.05 per diluted share.

Balance Sheet and Liquidity

Solid Power’s liquidity position remained strong as of December 31, 2022, with total liquidity totaling $496.1 million, as shown below.

($ in thousands)	December 31, 2022	December 31, 2021
Cash and cash equivalents	$50,123	$513,447
Marketable securities	272,957	75,885
Long-term investments	172,974	-
Total liquidity	$496,054	$589,332

Capital expenditures during 2022 were $58.3 million, primarily representing investments in the Company’s new electrolyte production facility and EV cell line.

2023 Outlook

Solid Power is focused on delivering on the following key objectives for 2023:

•	With respect to electrolyte:

o	Initiate and scale production from Solid Power’s electrolyte production facility.

o	Deliver electrolyte to potential customers for sampling and feedback.

•	With respect to cell development:

o	Continue to improve key cell performance metrics, including energy density, pressure, cycle life, low temperature operations and safety.

o	Deliver EV cells to our joint development partners and officially enter the automotive qualification process.

As Solid Power executes on its milestones, the Company estimates that in 2023, cash used in operations will be between $70 million and $80 million and capital expenditures will range from $50 million to $60 million. Total cash investment is expected to range between $120 million and $140 million.

2023 revenue is expected to be the in range of $15 million to $20 million.

Webcast and Conference Call

Solid Power will host a conference call at 3:00 p.m. MT (5:00 p.m. ET) today, February 28, 2023. Participating on the call will be Dave Jansen, Interim Chief Executive Officer, President and Chairman of the Board, and Kevin Paprzycki, Chief Financial Officer.

Interested investors and other parties can listen to a webcast of the live conference call through Solid Power’s Investor Relations website at ir.solidpowerbattery.com.

The conference call can be accessed live over the phone by dialing +1-877-407-0792 (domestic) or +1-201-689-8263 (international).

A recording of the conference call will be available approximately three hours after the completion of the call at ir.solidpowerbattery.com or by dialing +1-844-512-2921 (domestic) or +1-412-317-6671 (international). The pin number for the replay is 13733387. The replay will be available until 11:59 p.m. ET on March 14, 2023.

About Solid Power, Inc.

Solid Power is developing solid state battery technology to enable the next generation of batteries for the fast-growing EV and other markets. Solid Power’s core technology is its electrolyte material, which Solid Power believes can enable extended driving range, longer battery life, improved safety, and lower cost compared to traditional lithium-ion. Solid Power’s business model – selling its electrolyte to cell manufacturers and licensing its cell designs and manufacturing processes – distinguishes the company from many of its competitors who plan to be commercial battery manufacturers. Ultimately, Solid Power endeavors to be a leading producer and distributor of sulfide-based solid electrolyte material for powering both EVs and other applications. For more information, visit http://www.solidpowerbattery.com/.

Forward Looking Statements

All statements other than statements of present or historical fact contained herein are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including Solid Power’s or its management team’s expectations, objectives, beliefs, intentions or strategies regarding the future. When used herein, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “plan,” “outlook,” “seek,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These statements include our financial guidance for 2023, future financial performance and our strategy, expansion plans, market opportunity, future operations, future operating results, estimated revenues, losses, projected costs, prospects, and plans and objectives of management.  These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, Solid Power disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date hereof. Readers are cautioned not to put undue reliance on forward-looking statements and Solid Power cautions you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Solid Power, including the following factors: (i) risks relating to the uncertainty of the success of our research and development efforts, including our ability to achieve the technological objectives or results that our partners require, and to commercialize our technology in advance of competing technologies; (ii) risks relating to the non-exclusive nature of our original equipment manufacturers and joint development agreement relationships; (iii) our ability to negotiate and execute supply agreements with our partners on commercially reasonable terms; (iv) our ability to protect our intellectual property, including in jurisdictions outside of the United States; (v) broad market adoption of EVs and other technologies where we are able to deploy our cell technology and electrolyte material, if developed successfully; (vi) our success in retaining or recruiting, or changes required in, our officers, key employees, including technicians and engineers, or directors; (vii) risks and potential disruptions related to management transitions; (viii) changes in applicable laws or regulations; (ix) risks related to technology systems and security breaches; (x) the possibility that we may be adversely affected by other economic, business or competitive factors, including supply chain interruptions, and may not be able to manage other risks and uncertainties; (xi) risks relating to our status as a research and development stage company with a history of financial losses, and an expectation to incur significant expenses and continuing losses for the foreseeable future; (xii) rollout of our business plan and the timing of expected business milestones; (xiii) the termination or reduction of government clean energy and electric vehicle incentives; (xiv) delays in the construction and operation of production facilities; and (xv) changes in domestic and foreign business, market, financial, political and legal conditions. Additional information concerning these and other factors that may impact the operations and projections discussed herein can be found in the “Risk Factors” section of Solid Power’s Annual Report on Form 10-K for the year ended December 31, 2022 (the “Form 10-K”) and other documents filed by Solid Power from time to time with the SEC, all of which are or will be, in the case of the Form 10-K, available on the SEC’s website at www.sec.gov. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Solid Power gives no assurance that it will achieve its expectations.

Contact Information

For Investors:

Kevin Paprzycki

Chief Financial Officer

1 (800) 799-7380

investors@solidpowerbattery.com

For Media:

(720) 598-2877

press@solidpowerbattery.com

Website: www.solidpowerbattery.com

Twitter: https://twitter.com/SolidPowerInc

LinkedIn: https://www.linkedin.com/company/solid-power

Solid Power, Inc.

Condensed Consolidated Balance Sheets (Unaudited)

(in thousands, except par value and number of shares)

	As of
	December 31, 2022	December 31, 2021
Current assets:
Cash and cash equivalents	$50,123	$513,447
Marketable securities	272,957	75,885
Contract receivables	1,840	829
Prepaid expenses and other current assets	2,888	4,216
Total current assets	327,808	594,377

Property, plant and equipment, net	82,761	22,082
Right-of-use operating lease asset, net	7,725	-
Right-of-use financing lease asset, net	922	-
Other assets	1,148	602
Long-term investments	172,974	-
Intangible assets, net	1,108	619

Total assets	$594,446	$617,680

Current liabilities:
Accounts payable	$10,070	$4,326
Current portion of long-term debt	7	120
Deferred revenue	4,050	500
Accrued and other current liabilities:
Accrued compensation	4,528	1,151
Other accrued liabilities	1,256	2,269
Operating lease liabilities, short-term	549	-
Financing lease liability, short-term	273	-
Total current liabilities	20,733	8,366

Long-term debt	-	10
Warrant liabilities	9,117	50,020
Operating lease liabilities, long-term	8,622	-
Financing lease liabilities, long-term	602	-
Other long-term liabilities	-	393
Deferred taxes	-	226

Total liabilities	$39,074	$59,015

Stockholders equity:
Common stock, $0.0001 par value; 2,000,000,000 shares authorized; 176,007,184 and 167,557,988 shares issued and outstanding as of December 31, 2022 and December 31, 2021, respectively	18	17
Additional paid-in capital	577,603	568,183
Accumulated deficit	(19,090)	(9,535)
Accumulated other comprehensive loss	(3,159)	-

Total stockholders' equity	555,372	558,665

Total liabilities and stockholders' equity	$594,446	$617,680

Solid Power, Inc.

Condensed Consolidated Statements of Operations (Unaudited)

(in thousands, except number of shares and per-share amounts)

	Years Ended December 31,
	2022	2021
Revenue	$11,789	$2,712

Operating expenses
Direct costs	9,592	3,073
Research and development	38,592	17,102
Marketing and sales	3,692	3,428
General and administrative	19,032	5,655
Total operating expenses	70,908	29,258

Operating loss	(59,119)	(26,546)

Non-operating income (expense)
Interest income	4,692	56
Change in fair value of warrant liabilities	40,903	51,233
Interest expense	(42)	(394)
Other income (expense)	3,784	(3,602)
Loss from change in fair value of embedded derivative liability	-	(2,680)
Total non-operating income (expense)	49,337	44,613

Pretax loss	(9,782)	18,067

Income tax benefit	(227)	(25)

Net (loss) income	$(9,555)	$18,092

Basic (loss) earnings per share	$(0.05)	$0.13
Diluted (loss) earnings per share	$(0.05)	$0.11

Weighted average shares outstanding - basic	174,374,386	95,477,472
Weighted average shares outstanding - diluted	174,374,386	114,910,129

Solid Power, Inc.

Condensed Consolidated Statements of Cash Flows (Unaudited)

(In thousands)

	For the Years Ended December 31,
	2022	2021
Cash flows from operating activities
Net (loss) income	$(9,555)	$18,092
Adjustments to reconcile net (loss) income to net cash and cash equivalents from operating activities:
Depreciation and amortization	5,176	2,360
Amortization of right-of-use assets	745	-
Loss on sale of property, plant and equipment	11	11
Stock compensation expense	8,672	2,714
Deferred taxes	(227)	(25)
Change in fair value of warrant liabilities	(40,903)	(51,233)
Amortization of premiums and accretion of discounts on marketable securities	(3,118)	-
Accrued interest on convertible notes payable to be paid in kind	-	263
Loss from change in fair value of embedded derivative liability	-	2,680
Changes in operating assets and liabilities that provided (used) cash and cash equivalents:
Contract receivable	(1,012)	(552)
Prepaid expenses and other assets	2,687	(3,865)
Accounts payable	(94)	778
Deferred revenue	3,550	462
Accrued and other liabilities	645	2,801
Operating lease liability	(401)	-
Deferred rent	-	74
Net cash and cash equivalents used by operating activities	(33,824)	(25,440)

Cash flows from investing activities
Purchases of property, plant and equipment	(58,296)	(12,617)
Purchases of marketable securities and long-term investments	(561,565)	(75,885)
Proceeds from sales of marketable securities	190,374	-
Purchases of intangible assets	(498)	(381)
Net cash and cash equivalents used in investing activities	(429,985)	(88,883)

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Solid Power, Inc.

Condensed Consolidated Statements of Cash Flows

(Continued, In thousands)

	Years Ended December 31,
	2022	2021
Cash flows from financing activities
Proceeds from debt	-	960
Payments of debt	(121)	(3,557)
Proceeds from issuance of convertible note payable	-	4,875
Proceeds from exercise of common stock options	818	106
Proceeds from exercise of common stock warrants	-	15
Proceeds from issuance of Series B preferred stock	-	135,579
Preferred stock issuance costs	-	(4,511)
Redemption of preferred stock	-	(6,041)
Cash paid for withholding of employee taxes related to stock-based compensation	(58)	-
Payments on finance lease liability	(142)	-
Business transaction, net of transaction costs	-	495,370
Transaction costs	(12)	-
Net cash and cash equivalents provided by financing activities	485	622,796

Net (decrease) increase in cash and cash equivalents	(463,324)	508,473

Cash and cash equivalents at beginning of period	513,447	4,974

Cash and cash equivalents at end of period	$50,123	$513,447

Supplemental information:
Cash paid for interest	42	144
Accrued capital expenditures	7,561	-
Net assets acquired in business combination	-	(100,697)